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                                                                      EXHIBIT 12
                   NEXTEL COMMUNICATONS INC. AND SUBSIDIARIES
              STATEMENT REGARDING COMPUTATION OF RATIO OF EARNINGS
                    TO FIXED CHARGES AND PREFERRED DIVIDENDS
                             (dollars in thousands)


                                                                                Fiscal Year         Nine Months
                                                                                   Ended              Ended
                                                                                 March 31,          December 31,
                                                                                    1994               1994
                                                                                ----------         ----------
Loss from continuing operations before
      income tax benefit, equity in unconsolidated
      subsidiaries, and minority interests                                         (78,341)          (197,194)

Add:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                                    29,891             69,491
      Portion of rent expense representative of interest (30%)                       2,456             11,100
                                                                                ==========         ==========
Earnings as adjusted                                                               (45,994)          (116,603)
                                                                                ==========         ==========

Preferred stock dividends                                                              -                  -
      Effective income tax (benefit) provision rate                                  78.5%              73.4%
                                                                                ----------         ----------
      Preferred stock dividends on pretax basis                                        -                  -

Fixed Charges:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                                    29,891             69,491
      Portion of rent expense representative of interest (30%)                       2,456             11,100
      Capitalized interest                                                           7,800             21,300

                                                                                ==========         ==========
Fixed charges and preferred stock dividends                                         40,147            101,891
                                                                                ==========         ==========


Ratio of earnings to fixed charges and preferred stock dividends                     (1.15)             (1.14)


Deficiency                                                                          86,141            218,494


                                                                                               Year Ended December 31,
                                                                                   1995               1996               1997
                                                                                ----------         ----------         ----------
Loss from continuing operations before
      income tax benefit, equity in unconsolidated
      subsidiaries, and minority interests                                        (531,767)          (852,041)        (1,298,341)

Add:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                                   115,034            227,495            407,805
      Portion of rent expense representative of interest (30%)                      17,670             25,350             35,820
                                                                                ==========         ==========         ==========
Earnings as adjusted                                                              (399,063)          (599,196)          (854,716)
                                                                                ==========         ==========         ==========

Preferred stock dividends                                                              -                  -               29,119
      Effective income tax (benefit) provision rate                                 72.6%              73.8%             124.6%
                                                                                ----------         ----------         ----------
      Preferred stock dividends on pretax basis                                        -                  -               36,290

Fixed Charges:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                                   115,034            227,495            407,805
      Portion of rent expense representative of interest (30%)                      17,670             25,350             35,820
      Capitalized interest                                                          31,000             32,900             43,000
                                                                                ==========         ==========         ==========
Fixed charges and preferred stock dividends                                        163,704            285,745            522,915
                                                                                ==========         ==========         ==========


Ratio of earnings to fixed charges and preferred stock dividends                     (2.44)             (2.10)             (1.63)


Deficiency                                                                         562,767            884,941          1,377,631


                                                                                     Nine Months Ended
                                                                                       September 30,
                                                                                   1997               1998
                                                                                ----------         ----------
Loss from continuing operations before
      income tax benefit, equity in unconsolidated
      subsidiaries, and minority interests                                        (907,983)        (1,276,887)

Add:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                                   279,901            467,857
      Portion of rent expense representative of interest (30%)                      26,865             39,420
                                                                                ==========         ==========
Earnings as adjusted                                                              (601,217)          (769,610)
                                                                                ==========         ==========

Preferred stock dividends                                                           12,822            107,566
      Effective income tax (benefit) provision rate                                   87.9%              90.9%
                                                                                ----------         ----------
      Preferred stock dividends on pretax basis                                     11,275             97,787

Fixed Charges:
      Interest expense on indebtedness (including amortization of
      debt expense and discount)                                                   279,901            467,857
      Portion of rent expense representative of interest (30%)                      26,865             39,420
      Capitalized interest                                                          35,725             41,835
                                                                                ==========         ==========
Fixed charges and preferred stock dividends                                        353,766            646,899
                                                                                ==========         ==========


Ratio of earnings to fixed charges and preferred stock dividends                     (1.70)             (1.19)


Deficiency                                                                         954,983          1,416,509

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